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                                                                EXHIBIT 10.19
                                                                -------------

[Logo - Mountain Peoples Warehouse]



               To Boldly Go Where No Distributor Has Gone Before

      ____________________________________________________________________

                    12745 Earhart Avenue - Auburn, CA 95602
                      (800) 679-8735 - FAX (916) 889-9544



August 23, 1994



                             Distribution Agreement


     Mountain People's Warehouse, Inc. (MPWI), agrees to enter into a three year distribution agreement with Mountain People's Wine Distribution, Inc. (MPWD). MPWI agrees to distribute cases of wine for $6.00 per case. Beer will be charged $1.50 per case or $1.00 per case by the pallet. MPWI agrees to warehouse, truck and make available sales representatives and other resources needed to help sell wine and beer.

     This agreement is valid with any transfer of ownership. It shall be renegotiated September 1, 1997. MPWI reserves the right to adjust charges should price of fuel increase 20% or more over August 1994 rates (approx. $1.20 per gallon).

Sincerely,


/s/ Michael S. Funk
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Michael S. Funk
President
Mountain People's Warehouse